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                                                                    Exhibit 5.01

                                 August 20, 2001

Macromedia, Inc.
600 Townsend Street
San Francisco, CA 94103

Ladies and Gentleman:

        Reference is made to that certain Registration Statement on Form S-8 (the "Registration Statement") to be filed by Macromedia, Inc. (the "Company") with the Securities and Exchange Commission on or about August 20, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,370,000 shares of the Company's Common Stock, par value $0.001, (the "Stock") subject to issuance upon the exercise of (a) options for up to 2,180,000 shares of Stock granted or to be granted under the Company's 1992 Equity Incentive Plan (the "Equity Plan") and (b) options for up to 190,000 shares of Stock granted or to be granted under the Company's 1993 Directors Stock Option Plan (the "Directors Plan"). In connection with the proposed filing of the Registration Statement by the Company, I am of the opinion that the 2,370,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the Equity Plan and the Directors Plan, when issued, sold and delivered in accordance with the applicable plan and in the manner and for the consideration stated in the Registration Statement and the relevant prospectuses prepared in connection with the Registration Statement, will be validly issued, fully paid and nonassessable.

        I consent to the use of this opinion as an exhibit to the Registration Statement. I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing federal laws of the United States of America and, with respect to the validity of corporate action and the requirements for the issuance of stock, the General Corporation Law of Delaware.

                                     Very truly yours,

                                     /s/ Loren Hillberg
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                                     Loren Hillberg
                                     Senior Vice President, General Counsel